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                                                Suite 550
                                                Four Station Square
                                                Pittsburgh, PA 15219-1116
                                                412-232-3100


                        GRANT THORNTON [LOGO]

                        GRANT THORNTON LLP  Accountants and
                                            Management Consultants

                                            The U.S. Member Firm of
                                            Grant Thornton International

May 14, 1996



Securities and Exchange Commission
Washington, D.C. 20549

Re:  Mahoning National Bancorp, Inc.
     Commission File No. 0-20255


Dear Sir or Madam:

        We have read Item 4 of the Form 8-K of Mahoning National Bancorp, Inc., dated May 13, 1996, and agree with the statements contained therein.



Very truly yours,



/s/ Grant Thornton LLP